Exhibit 99.1

InspireMD Reports Second Quarter 2026 Financial Results

- Company to host investor conference call today, August 17th, at 8:30am EDT -

Miami, FL — August 17, 2026 – InspireMD, Inc. (Nasdaq: NSPR) (“InspireMD” or the “Company”), developer of the CGuard® Prime carotid stent system for the prevention of stroke, today announced financial and operating results for the three and six months ended June 30, 2026.

Recent Business Highlights:

●	Generated revenue of $1.8 million in the second quarter of 2026, in line with the second quarter of 2025. Robust growth of 21% in international markets was driven by broad-based increases in demand across most countries, offset by the impact of the voluntary recall in the U.S. of the CGuard Prime 135 cm delivery system in May.

●	Announced the appointment of carotid intervention commercial leader Kathleen Kennedy as Senior Vice President of Global Sales and Marketing to support the anticipated U.S. re-launch of the CGuard platform.

●	Identified and implemented design changes to the CGuard Prime 135 cm delivery system to address the technical challenges identified following U.S. launch; design modifications now undergoing validation and performance testing ahead of FDA submission.

●	Commenced patient enrollment activity in the Company’s CGUARDIANS III pivotal trial of its SwitchGuard neuroprotection system (“NPS”), for use with its CGuard Prime 80 cm stent platform, in TCAR procedures.

●	Announced 30-day outcomes from the CGUARDIANS II clinical trial of the CGuard Prime 80 cm implant for use in TCAR procedures. Key highlights include:

○	Acute device success was achieved in 100% (50/50) of patients;

○	No deaths, strokes, or myocardial infarctions were reported within 30 days;

○	No stent thrombosis was observed within 30 days;

○	Complete stent patency observed at 30 days in evaluable subjects.

●	Following the end of the second quarter of 2026, initiated savings actions designed to reduce the cost structure, improve operational efficiency, and better align the Company’s resources with its strategic priorities, expected to generate annual savings of approximately $9 million.

“Following the end of the second quarter, we executed a series of steps designed to consolidate resources and better align our global operations with our near-term commercial and regulatory priorities, including streamlining our commercial organization to more effectively support our anticipated U.S. platform re-launch,” stated Marvin Slosman, Chief Executive Officer. “We continue to engage in a productive dialogue with FDA regarding our pending regulatory submissions for our CGuard Prime 80 cm implant for TCAR procedures, as well as our original CGuard platform for traditional carotid stenting procedures. We continue to anticipate FDA decisions on both products later this year.”

“At the same time, the design improvements that we are making to the CGuard Prime 135 cm delivery system, which we voluntarily recalled last quarter, are progressing as planned, with an FDA submission anticipated before year-end,” continued Mr. Slosman. “Subject to receipt of the necessary regulatory approvals, we expect to return to the U.S. market with both TCAR and CAS delivery systems. We believe that this would strengthen our ability to compete in the carotid stenting market, and support increased adoption of the CGuard platform, expanded market penetration and future revenue growth, leveraging what we believe is a best-in-class implant in the carotid stenting space.”

Financial Results for the Second Quarter Ended June 30, 2026

For the second quarter of 2026, total revenue was $1,771,000, a decrease of $7,000, or 0.4%, compared to $1,778,000 for the second quarter of 2025.

U.S. revenue for the second quarter of 2026 was $(351,000), compared to $27,000 for the second quarter of 2025. Net U.S. revenue was negative for the quarter, reflecting $734,000 of customer credits issued in connection with the voluntary recall of the CGuard Prime 135 cm delivery system, which exceeded gross U.S. product sales prior to the initiation of the recall. International revenue was $2,122,000, an increase of 21%, compared to $1,751,000 for the second quarter of 2025.

Gross loss (revenue less cost of revenues) for the second quarter of 2026 was $774,000, compared to gross profit of $313,000, or 17.6% of revenue, for the second quarter of 2025. Gross loss for the second quarter of 2026 included an inventory impairment of $612,000 and the aforementioned revenue credits of $734,000, both associated with the voluntary recall action. On a non-GAAP basis, which excludes the inventory impairment charge and revenue credits as calculated in the attached non-GAAP reconciliation table, adjusted gross profit for the second quarter of 2026 was $572,000.

Total operating expenses for the second quarter of 2026 were $13,671,000, an increase of $339,000, or 2.5%, compared to $13,332,000 for the second quarter of 2025. The increase was primarily due to greater headcount-related expenses for the U.S. commercial team, higher development, clinical and regulatory expenses related to SwitchGuard NPS and CGuard Prime 80 cm, partially offset by lower general and administrative compensation expenses.

Financial income, net, for the second quarter of 2026 was $121,000, compared to financial expense, net, of $132,000 for the second quarter of 2025.

Net loss for the second quarter of 2026 totaled $14,324,000, or $0.17 per basic and diluted share, compared to a net loss of $13,151,000, or $0.26 per basic and diluted share, for the same period in 2025.

As of June 30, 2026, cash and cash equivalents and marketable securities were $30,421,000, compared to $54,211,000 as of December 31, 2025.

Financial Results for the Six Months Ended June 30, 2026

For the first six months of 2026, total revenue increased by $1,862,000, or 56.3%, to $5,169,000, from $3,307,000 for the same period of 2025. U.S. revenue was $827,000, while international revenue was $4,342,000, representing a 33% year-over- year increase compared to the first six months of 2025.

Gross loss (revenue less cost of revenues) for the six months ended June 30, 2026, was $87,000, compared to gross profit of $605,000, or 18.3% of revenue, for the same period of 2025. Gross loss for the six months ended June 30, 2026, included inventory-related charges totaling $1,085,000, consisting of a $612,000 inventory impairment charge associated with the voluntary recall action and a $473,000 charge associated with obsolete inventory, combined with the previously mentioned revenue credits of $734,000. On a non-GAAP basis, which excludes the inventory impairment charge and revenue credits as calculated in the attached non-GAAP reconciliation table, adjusted gross profit for the six months ended June 30, 2026, was $1,732,000.

Total operating expenses for the six months ended June 30, 2026 were $28,336,000, an increase of $3,252,000, or 13.0%, compared to $25,084,000 for the six months ended June 30, 2025. The increase was primarily due to greater headcount-related expenses for the U.S. commercial team, higher clinical trial expenses, and increased compensation expenses due to the hiring of new employees in connection with our expansion in the United States, partially offset by lower general and administrative compensation expenses.

Financial income, net, for the six months ended June 30, 2026 was $410,000, compared to $162,000 for the same period of 2025.

Net loss for the six months ended June 30, 2026 totaled $28,013,000, or $0.33 per basic and diluted share, compared to a net loss of $24,317,000, or $0.48 per basic and diluted share, for the same period in 2025.

Conference Call and Webcast Details

Management will host a conference call at 8:30 am EDT today, August 17th, to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

Parties interested in participating by phone should register using this online form. After registering for the webcast, dial-in details will be provided in an auto-generated email containing a link to the conference number along with a personal pin.

A live audio webcast and an archive of the recording will be available here and through the Investors page of InspireMD’s corporate website at https://investors.inspiremd.com.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet ™ mesh technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free long-term outcomes. InspireMD’s common stock is quoted on Nasdaq under the ticker symbol NSPR. We routinely post information that may be important to investors on the Company’s website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding InspireMD or its management team’s expectations, hopes, beliefs, intentions or strategies regarding future events, future financial performance, strategies, expectations, competitive environment and regulation. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. In particular, forward-looking statements in this press release include the Company’s expectations regarding potential FDA approvals for original CGuard and the CGuard Prime 80 cm stent for TCAR procedures, the Company’s expectations regarding enhancements to the CGuard Prime 135 cm delivery system, the Company’s expectations regarding its ability to return to the U.S. market with both TCAR and CAS delivery systems; the Company’s ability to compete effectively in the carotid stenting market and increase adoption of its products; expectations regarding market penetration, commercialization, revenue growth and future operating performance; the anticipated benefits of recent organizational and cost-saving initiatives, including expected annualized savings and improved operational efficiency; and the Company’s strategic priorities, growth plans and future business prospects. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with the voluntary U.S. recall of the CGuard Prime 135 cm delivery system, including current and future costs associated with the recall, including refunds or inventory write-off costs and other remediation costs, loss of sales and customers due to the recall or otherwise, our ability to effectively implement enhancements to CGuard Prime 135 cm delivery system, potential actions by regulators or other governmental entities associated with the recall, potential claims and lawsuits by customers and patients, including class action product liability lawsuits, other operational impacts and consequences of the recall, such as business disruption and distraction of management and other key employees; the Company’s history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of its liquidity to pursue its complete business objectives, and substantial doubt regarding its ability to continue as a going concern; the Company’s need to raise additional capital to meet its business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests; the clinical development, commercialization and market acceptance of the Company’s products; whether the clinical trial results for the Company’s products will be predictive of real-world results; an inability to secure and maintain regulatory approvals for the sale of the Company’s products; negative clinical trial results or lengthy product delays in key markets; the Company’s ability to maintain compliance with the Nasdaq listing standards; the Company’s ability to generate significant revenues from its products; estimates of the Company’s expenses, future revenues, capital requirements and its needs for and ability to access sufficient additional financing, including any unexpected costs or delays in the ongoing commercial launch of its products; the Company’s dependence on a single manufacturing facility and its ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from the Company’s current and planned clinical trials may not be sufficient to demonstrate that its technology is an attractive alternative to other procedures and products; intense competition in the Company’s industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than it does; entry of new competitors and products and potential technological obsolescence of the Company’s products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with the Company’s research and products and potential product liability claims; product malfunctions; price increases for supplies and components; whether access to the Company’s products is achieved in a commercially viable manner and whether its products receive adequate reimbursement by governmental and other third-party payers; the Company’s efforts to successfully obtain and maintain intellectual property protection covering its products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that the Company conducts business in multiple foreign jurisdictions, exposing it to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; security, political and economic instability in the Middle East that could harm the Company’s business, including due to the current security situation in Israel; current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk; and changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements and the impact of such policies on the Company, its customers and suppliers, and the global economic environment. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release and the accompanying tables include supplemental financial information, referred to as non-GAAP financial measure, that have not been prepared in accordance GAAP, including adjusted gross profit. The Company believes that the use of non-GAAP accounting measures is useful to its investors as an additional tool to enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key measures used by management in its financial and operational decision making. The Company defines adjusted gross profit as gross profit excluding the impact of the inventory impairment charges and customer credits recognized during the periods.

The non-GAAP financial data are not measures of the Company’s financial performance under GAAP and should not be considered as alternatives to gross margin or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in other industries or within InspireMD’s industry, as other companies may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, the reserve for inventory impairment recognized during the period is a significant item that affects gross profit and may obscure the Company’s underlying operating performance and comparability between periods.

The presentation of non-GAAP financial information is not meant to be considered in isolation, as a substitute for, or superior to the directly comparable financial measures prepared in accordance with GAAP. In addition, non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. InspireMD urges investors to review the financial results calculated in accordance with GAAP and the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contacts:

Jeff Warren

LifeSci Advisors

jwarren@lifesciadvisors.com

investor-relations@inspiremd.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

(U.S. dollars in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Revenues	$1,771	$1,778	$5,169	$3,307
Cost of revenues	2,545	1,465	5,256	2,702

Gross Profit	(774)	313	(87)	605

Operating Expenses:
Research and development	4,295	3,834	9,058	7,893
Selling and marketing	5,221	4,172	10,401	6,922
General and administrative	4,155	5,326	8,877	10,269

Total operating expenses	13,671	13,332	28,336	25,084

Loss from operations	(14,445)	(13,019)	(28,423)	(24,479)

Financial income (expense), net	121	(132)	410	162

Net Loss	$(14,324)	$(13,151)	$(28,013)	$(24,317)

Net loss per share – basic and diluted	$(0.17)	$(0.26)	$(0.33)	$(0.48)

Weighted average number of common stock used in computing net loss per share – basic and diluted	84,659,943	51,003,900	84,236,742	50,508,660

CONDENSED CONSOLIDATED BALANCE SHEETS (2)

(Unaudited)

(U.S. dollars in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$15,149	$8,939
Marketable securities	15,272	45,272
Accounts receivable:
Trade, net	1,816	2,168
Other	592	400
Prepaid expenses	1,098	1,296
Inventory	2,701	3,396

Total current assets	36,628	61,471

Non-current assets:
Long term deposit	450	442
Property, plant and equipment, net	3,858	3,584
Operating lease right of use assets	2,428	2,758
Funds in respect of employee rights upon retirement	1,277	1,149

Total non-current assets	8,013	7,933

Total assets	$44,641	$69,404

	June 30, 2026	December 31, 2025
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accruals:
Trade	$1,654	$1,255
Other	7,992	9,457
Total current liabilities	9,646	10,712

Long-term liabilities:
Operating lease liabilities net of current maturities	1,969	2,224
Liability for employee rights upon retirement and others	1,515	1,267
Total long-term liabilities	3,484	3,491

Total liabilities	$13,130	$14,203

COMMITMENTS AND CONTINGENT LIABILITIES
Equity:
Common stock, par value $0.0001 per share; 250,000,000 and 150,000,000 shares authorized at June 30, 2026 and December 31, 2025, respectively; 46,921,061 and 43,532,281 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	5	4
Preferred C shares, par value $0.0001 per share; 1,172,000 shares authorized at June 30, 2026 and December 31, 2025; 1,718 shares issued and outstanding at June 30, 2026 and December 31, 2025	*	*
Additional paid-in capital	361,811	357,489
Accumulated deficit	(330,305)	(302,292)

Total equity	31,511	55,201

Total liabilities and equity	$44,641	$69,404

(1) All 2026 financial information is derived from the Company’s 2026 unaudited financial statements, as disclosed in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission; all 2025 financial information is derived from the Company’s 2025 unaudited financial statements, as disclosed in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission.

(2) All June 30, 2026 financial information is derived from the Company’s 2026 unaudited financial statements, as disclosed in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission. All December 31, 2025 financial information is derived from the Company’s 2025 audited financial statements as disclosed in the Company’s Annual Report on Form 10-K, for the twelve months ended December 31, 2025 filed with the Securities and Exchange Commission.

Adjusted Gross Profit

The following table reconciles Adjusted Gross Profit to Gross Profit, which we consider to be the most directly comparable GAAP financial measure. Amounts presented are in thousands of U.S. dollars.

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Gross profit	$(774)	$313	$(87)	$605
Adjustments:
Inventory impairment	$612	-	$1,085	-
Customer credits	$734	-	$734	-

Adjusted gross profit	$572	$313	$1,732	$605